Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Deutsche DWS Municipal Trust (formerly Deutsche Municipal Trust) of our report dated July 24, 2018, relating to the financial statements and financial highlights, which appears in DWS Managed Municipal Bond Fund’s (formerly Deutsche Managed Municipal Bond Fund) Annual Report on Form N-CSR for the year ended May 31, 2018. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

September 24, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Deutsche DWS Municipal Trust (formerly Deutsche Municipal Trust) of our report dated July 24, 2018, relating to the financial statements and financial highlights, which appears in DWS Strategic High Yield Tax-Free Fund’s (formerly Deutsche Strategic High Yield Tax-Free Fund) Annual Report on Form N-CSR for the year ended May 31, 2018. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

September 24, 2018